Exhibit 99.1

OCTOBER 14, 2022

Rubicon Technologies Announces Leadership Transition

Leading digital marketplace for waste and recycling appoints Phil Rodoni as CEO and Director

Founding CEO, Nate Morris, to continue to serve as Chairman of the Board

LEXINGTON, Kentucky--(BUSINESS WIRE)—Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading digital marketplace for waste and recycling and provider of innovative software-based products for businesses and governments worldwide, today announced that chief technology officer Phil Rodoni has been appointed by the Rubicon Board of Directors (the “Board”) as chief executive officer (“CEO”) and a member of the Board, effective October 13, 2022. Founding CEO Nate Morris will continue to serve as chairman of the board, director, and strategic advisor during this succession period. Osman Ahmed has been named as lead independent director.

Rodoni’s appointment to the role of CEO is a key part of Rubicon’s strategic plan as the Company works to achieve its mission of ending waste through the digital transformation of the waste and recycling industry.

Rodoni has served as Rubicon’s chief technology officer since 2015. He came to Rubicon from Esurance where he held the role of vice president of software development. Prior to that, Rodoni also worked in senior technology positions at Charles Schwab and Travelzoo. Rodoni holds a Bachelor of Arts (BA) in Economics from the University of California at Berkeley, and a Master of Business Administration (MBA) from the Haas School of Business.

“I am greatly honored and excited by the opportunity to lead Rubicon. The company is on a path of rapid growth as we scale our industry-leading technology platform to transform the $2.1 trillion global waste and recycling market,” said Rodoni. “Becoming a publicly listed company on the New York Stock Exchange (NYSE) earlier this year was a tremendous step toward this effort, and I look forward to leading the company as it continues to help businesses and governments around the world use technology to drive environmental innovation. I would like to thank Nate for his leadership and support over the years, and for steering Rubicon to the heights of success we have reached today.”

With over two decades of experience in technology innovation and product development, Rodoni has helped to make Rubicon a leader in the waste and recycling category, and his vision for the company’s future makes him a natural fit to lead Rubicon in its next stage of success and growth. In his new role, Rodoni will focus on a number of core goals for Rubicon, including accelerating the Company’s progress to profitability, investing in Rubicon’s leading digital marketplace and suite of products, and further developing the strategic vision and execution plan for Rubicon’s next phase of growth.

“We are confident Phil is the right leader to accelerate Rubicon’s growth as a public company and we look forward to working with him as he executes on his strategic vision for the company,” Board Member Andres Chico said. “In addition, we are grateful to Nate Morris for his many contributions to the company for more than a decade as Founding CEO and as Chairman. Under Nate’s leadership, Rubicon has become a widely-recognized catalyst for change across the waste and recycling industry, and we thank him for his longtime commitment and vision.”

“Leading Rubicon from its founding has been an absolute privilege,” said Nate Morris. “Looking back on the last decade, I am immensely proud of what we have achieved – establishing more than 8 million service locations, expanding services to all 50 states and 20 countries, and successfully completing the process of becoming public on the NYSE. I have appreciated the opportunity to work with the Board to ensure the company builds on our track record of achievements and fulfills our mission to end waste. I know our platform, technologies, teams, and leadership are in good hands.”

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a digital marketplace for waste and recycling, and provider of innovative software-based products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit www.Rubicon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rubicon Technologies, Inc. (“Rubicon”) and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of Rubicon’s business combination with Founder SPAC (the “business combination”); 2) Rubicon’s ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; 3) the risk that the business combination disrupts current plans and operations of Rubicon as a result of consummation of the business combination; 4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the business combination; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors; and 8) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Rubicon’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents of Rubicon filed or to be filed with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Sioban Hickie, ICR, Inc.

rubiconIR@icrinc.com

Media Contact:

Dan Sampson

Chief Marketing & Corporate Communications Officer

dan.sampson@rubicon.com

RubiconPR@icrinc.com